Johnson Worldwide Associates, Inc.
                 1994 Non-Employee Director Stock Ownership Plan


   Section 1:     Purpose

   The purpose of the Johnson Worldwide Associates, Inc. 1994 Non-Employee Director Stock Ownership Plan (the "Plan") is to promote the long-term growth and financial success of Johnson Worldwide Associates, Inc. (the "Company") by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its shareholders.

   Section 2:     Definitions

   As used in the Plan, the following terms have the respective meanings set forth below:

   (a)  Award means any Stock Option or Stock Award granted under the Plan.

   (b)  Board means the Company's Board of Directors.

   (c) Common Stock means the Class A Common Stock, $.05 par value, of the Company.

   (d) Company means Johnson Worldwide Associates, Inc., a corporation established under the laws of the State of Wisconsin, and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant interest as determined by the Board.

   (e) Fair Market Value means the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Board; provided, however, that the Fair Market Value shall not be less than the par value of the Common Stock; and provided further, that so long as the Common Stock is traded on a public market, Fair Market Value means the average of the high and low prices of a share of Common Stock in the over-the-counter market on the trading date preceding the specified date, as reported by the NASDAQ National Market System (or if no sales occurred on such date, the last preceding date on which sales occurred); provided, however, that if the principal market for the Common Stock is then a national securities exchange, the Fair Market Value shall be the average of the high and low prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded on the trading date preceding the specified date (or if no sales occurred on such date, the last preceding date on which sales occurred).

   (f) 1934 Act means the Securities Exchange Act of 1934, as amended from time to time.

   (g) Participant means a Director of the Board who is not an employee of the Company.

   (h)  Shares means shares of Common Stock of the Company.

   (i) Stock Award means an award to a Participant comprised of Shares granted under Section 6(b) of the Plan.

   (j) Stock Option means an award in the form of the right to purchase a specified number of Shares at a specified price during a specified period granted under Section 6(a) of the Plan.

   Section 3:     Effective Dates

   The Plan shall be in effect as of January 27, 1994, subject, however, to the approval of the Plan by the shareholders of the Company. No Awards may be made under the Plan after January 27, 2004 or earlier termination of the Plan by the Board.

   Section 4:     Plan Operation

   The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the 1934 Act and accordingly is intended to be self-governing. To this end the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To this extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.


   Section 5:     Stock Available for Awards

   (a) Common Shares Available. The maximum number of Shares available for Awards under the Plan may not exceed 50,000 shares of Common Stock of the Company.

   (b) Adjustments and Reorganizations. The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to (i) the number of Shares available under the Plan and which thereafter may be made the subject of Awards under the Plan, and (ii) the number and type and exercise price of Shares subject to outstanding Stock Options, provided any such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, or other distributions (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares. The Board may also make such similar appropriate adjustments in the calculation of Fair Market Value as it deems necessary to preserve the Participants' rights under the Plan. Notwithstanding the foregoing, (x) Stock Options subject to grant or previously granted under the Plan at the time of any event described above shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Participant and preserve, without exceeding, the value of such Stock Options, and (y) the number of Shares subject to Stock Awards under the Plan at the time of any event described above shall be subject to only such adjustment as shall be necessary to maintain the relative proportionate interest represented by such Shares immediately prior to any such event.

   (c) Common Stock Usage. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award and if such forfeiture, termination, expiration or cancellation occurs prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the Shares to which the Award relates, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

   Section 6:     Awards

   (a) Stock Options. By and simultaneous with the approval of the Plan by the shareholders of the Company, each Participant at such time shall automatically be granted a non-qualified stock option to purchase 5,000 Shares of Common Stock. Thereafter, on the date on which a Participant, other than a Participant who was serving as a Director of the Company on the date of shareholder approval, is first elected or appointed as a Director of the Company during the existence of the Plan, such Participant shall automatically be granted a non-qualified stock option to purchase 5,000 Shares of Common Stock. The option exercise price shall be the Fair Market Value of a Share of Common Stock on the date of the grant which shall be payable at the time of exercise in cash, previously acquired Shares of Common Stock valued at their Fair Market Value or such other forms or combinations of forms as the Board may approve. Each option shall have a term of ten years and shall become fully exercisable one year following the date on which it is granted.

   (b) Stock Awards. Commencing with the 1994 annual meeting of shareholders, the Company shall issue to each Participant 500 Shares of Common Stock on the first business day following each annual meeting of shareholders until the Plan is terminated or amended.

   Section 7:     General Provisions Applicable to Awards

   (a) Non-Transferability of Stock Options. Options granted under Section 6(a) hereof may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code.
        The designation of a beneficiary shall not constitute a transfer. An option may be exercised, during the lifetime of the Participant, only by such Participant or his legal representative.

   (b) Non-Transferability of Stock Awards. Shares awarded under Section 6(b) hereof shall not be assignable, alienable, saleable or otherwise transferable by the respective Participant until such Participant ceases for any reason to serve on the Board. Notwithstanding the preceding sentence, the following transfers or other dispositions will not be deemed to be a violation of the transfer restrictions set forth herein:

             A gift or other transfer of Shares issued to (i) any trust or other estate in which such Participant has a substantial beneficial interest or as to which such Participant serves as a trustee or in a similar capacity or (ii) any relative or spouse of such Participant, or any relative of such spouse, who has the same home as the Participant which in either case would not change the Participant's beneficial ownership of those Shares for purposes of reporting under Section 16(a) of the 1934 Act; provided, that any Shares transferred by gift or otherwise pursuant to this subparagraph will continue to be subject to the non-transfer restrictions of this Section though such Shares are held by the Participant.

   (c) Termination of Directorship. If for any reason a Participant ceases to be a Director of the Company one year or more after the Director's initial election or appointment to the Board while holding an option granted under the Plan, such option shall continue to be exercisable for a period of three years after such termination or the remainder of the option term, whichever is shorter. If for any reason other than death a Participant ceases to be a Director of the Company within one year of the Director's initial election or appointment to the Board, the option granted under the Plan and held by the Director shall be cancelled as of the date of such termination. In the event a Participant dies within one year of initial election or appointment to the Board, the option granted under the Plan shall be exercisable by will or in accordance with the laws of descent and distribution for a period of three years following the date of death.

   (d) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

   (e) Plan Amendment. The Board may suspend or terminate the Plan or any portion of the Plan at any time. The Board may also amend the Plan if deemed to be in the best interests of the Company and its shareholders; provided, however, that (i) no such amendment may impair any Participant's right regarding any outstanding grants, elections or other right to receive Shares under the Plan without his or her consent, and (ii) the Plan may not be amended more than once every six months, unless such amendment is permitted by Rule 16b-3(c)(2)(ii)(B) under the 1934 Act.

   (f) Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.


   December 2, 1993